EXHIBIT 10.34
FIRST AMENDMENT TO
ENGAGEMENT AGREEMENT
     THIS FIRST AMENDMENT TO ENGAGEMENT AGREEMENT (this “Amendment”) is made and entered into effective as of December 20, 2010 by and among Northland Securities, Inc. (“Northland”) and Wireless Ronin Technologies, Inc. (the “Company”).
RECITALS
     WHEREAS, the Company and Northland are parties to that certain Engagement Agreement, dated October 26, 2010, regarding an offering of equity securities of the Company (the “Offering”); and
     WHEREAS, on November 19, 2010, the Company closed on the sale of 1,425,000 units at a price of $1.25 per unit, each consisting of one share of the Company’s common stock and one three-year warrant to purchase 0.20 shares of the Company’s common stock at an exercise price of $1.4375 per share, for which the Company has paid Northland the Financing Fee (as defined below) and related expenses; and
     WHEREAS, the Company and Northland desire to amend the Engagement Agreement in response to comments received from the Financial Industry Regulatory Authority (“FINRA”).
AGREEMENT
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Amendment of Engagement Agreement. Paragraph C.1 of the Engagement Agreement shall be amended in its entirety as follows:
     “1. FINANCING FEE. The Company hereby agrees to pay Northland, as compensation for its services hereunder, a fee (the “Financing Fee”) of seven percent (7.0%) of the gross proceeds from the sale of Securities, if during the Term: (i) an Offering of Securities is closed, or (ii) a definitive agreement or letter of intent or other evidence of commitment is entered into that subsequently results in an Offering of Securities of the Company. The Financing Fee shall be paid to Northland in cash in its entirety by wire transfer upon the closing of the applicable Offering and receipt of the corresponding funds.”
     2. Continuing Validity. Except as expressly modified by this Amendment, the terms and provisions of the Engagement Agreement remain unchanged and in full force and effect (to the extent that such terms and provisions are in effect as of the date of this Amendment), and are expressly incorporated by reference in this Amendment. In the event of a conflict between the provisions of this Amendment and the Engagement Agreement, the provisions of this Amendment shall prevail.
     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Engagement Agreement as of the date first written above.
NORTHLAND SECURITIES, INC.

By:	/s/ Jeff Peterson
Jeff Peterson
Director of Investment Banking

WIRELESS RONIN TECHNOLOGIES, INC.

By:	/s/ Darin P. McAreavey
Darin P. McAreavey
Vice President and Chief Financial Officer